Exhibit 32.1

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I, Douglas Ward, Chief Executive Officer and President and Chief Financial Officer of Enhance-Your-Reputation.Com, Inc. f/k/a M certify that:

1.           The Amended Annual   Report on Form 10-K for the period ended April 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2014	/s/ Douglas Ward Douglas Ward Chief Executive Officer Chief Financial Officer